                             Supplemental Indenture
                                      No. 2
                                       to
              Indenture dated as of October 31, 1997 as amended by
              Supplemental Indenture No. 1 dated as of May 29, 1998
                                       Re:
                    9 1/2% Senior Subordinated Notes due 2007



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     SUPPLEMENTAL INDENTURE No. 2, dated as of March 2, 1999 (this "Supplemental
Indenture"), among Stellex Industries, Inc., a Delaware corporation (the "Company"), PMC Acquisition Corporation, a Delaware corporation ("PMC Acquisition"), Phoenix Microwave, Ltd., a Delaware corporation ("Phoenix Limited"), Phoenix Microwave Corporation, a Pennsylvania corporation (Phoenix Microwave", and together with PMC Acquisition and Phoenix Limited, the "New Subsidiary Guarantors"), the Subsidiary Guarantors (as defined below) and Marine Midland Bank, a New York banking corporation and trust company, as trustee (the "Trustee") to the Indenture dated as of October 31, 1997 as amended by Supplemental Indenture No. 1 dated as of May 29, 1998 (the "Indenture") among the Company, KII Holding Corp., a Delaware corporation, TSMD Acquisition Corp., a Delaware corporation, KII Acquisition Corp., a Delaware corporation, Stellex Microwave Systems, Inc., a California corporation, Stellex Aerospace, a California corporation, Paragon Precision Products, a California corporation, Bandy Machining International, a California corporation, Scanning Electron Analysis Laboratories, Inc., a California corporation, General Inspection Laboratories, Inc., a California corporation, Stellex Aerospace Holdings, Inc., a Delaware corporation, Monitor Aerospace Corporation, a New York corporation, Monitor Aerospace International Corp., a New York corporation, and Monitor
Marine Products Inc., a New York corporation (the "Subsidiary Guarantors"), and the Trustee.


                              W I T N E S S E T H :

     WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may, among other things, amend the Indenture or the Securities without notice to or consent of any Securityholder to add Guarantees with respect to the Securities or to secure the Securities;

     WHEREAS, Section 11.7 of the Indenture provides that any newly created or acquired Subsidiary of the Company having either net assets or stockholders' equity in excess of $50,000 (other than a Foreign Subsidiary or an Unrestricted Subsidiary) must execute and deliver to the Trustee this Supplemental Indenture pursuant to which such Subsidiary shall agree to be bound by the provisions of
Article XI of the Indenture; and

     WHEREAS, the New Subsidiary Guarantors shall execute and deliver to the Trustee this Supplemental Indenture.



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     NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Defined Terms. Capitalized terms used and not defined herein shall have the meaning specified in or pursuant to the Indenture.

          2. Guarantee. The New Subsidiary Guarantors hereby agree to unconditionally assume all the obligations of Subsidiary Guarantors under the Indenture as described therein.

          3. Trustee. The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Supplemental Indenture.

          4. Effect on Indenture. As supplemented by this Supplemental Indenture, the Indenture is hereby ratified and confirmed in all respects.

          5. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.



                            [Signature Pages Follow]


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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.


                                        PMC ACQUISITION CORPORATION

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: President


                                        PHOENIX MICROWAVE CORPORATION

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman


                                        MARINE MIDLAND BANK, as Trustee

                                        By: /s/ Robert A. Conrad
                                            ------------------------------------
                                            Name: Robert A. Conrad
                                            Title: Vice President


                                        STELLEX INDUSTRIES, INC.

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: President


                                        KII HOLDING CORP.

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman


                                        TSMD ACQUISITION CORP.

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: President


                                        KII ACQUISITION CORP.

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman


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                                        STELLEX MICROWAVE SYSTEMS, INC.

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Chairman


                                        STELLEX AEROSPACE

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman


                                        PARAGON PRECISION PRODUCTS

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman


                                        BANDY MACHINING INTERNATIONAL

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman


                                        SCANNING ELECTRON ANALYSIS LABORATORIES,
                                        INC.

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman


                                        GENERAL INSPECTION LABORATORIES, INC.

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman


                                        STELLEX AEROSPACE HOLDINGS, INC.

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: President



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                                        MONITOR AEROSPACE CORPORATION

                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman


                                        MONITOR AEROSPACE INTERNATIONAL
                                        CORP.


                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman


                                        MONITOR MARINE PRODUCTS INC.


                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman


                                        PHOENIX MICROWAVE, LTD.


                                        By: /s/ William L. Remley
                                            ------------------------------------
                                            Name: William L. Remley
                                            Title: Vice Chairman